FINANCIAL STATEMENTS

                 EUROTELECOM COMMUNICATIONS INC AND SUBSIDIARIES
                 -----------------------------------------------
                           CONSOLIDATED BALANCE SHEETS
                           ---------------------------


                                                   SEPTEMBER 30,      JUNE 30,
                                                       1999            1999
                                                    (UNAUDITED)      (AUDITED)
                                                   -------------   -------------
ASSETS
Current Assets:

Cash and cash equivalents                          $     10,812    $          -
Accounts receivable, net of provision                 1,191,204         901,195
  for doubtful debts of $270,330 and
  $98,920 as of September 30, 1999 and
  June 30, 1999 respectively
Accounts receivable - related party                      33,237          56,913
Other receivables                                       225,527          17,125
Inventories                                             546,890         357,952
Prepaid expenses                                         60,614         179,222
Unearned compensation                                   239,582               -
                                                   -------------   -------------
TOTAL CURRENT ASSETS                               $  2,307,866    $  1,512,407
                                                   =============   =============
NON CURRENT ASSETS
Property and equipment, net                             292,211          90,718
Intangible assets, net                                  348,937         381,868
Investments at cost                                           -          43,964
                                                   -------------   -------------
TOTAL ASSETS                                       $  2,949,014    $  2,028,957
                                                   =============   =============

                     EUROTELECOM COMMUNICATIONS INC. AND SUBSIDIARIES
                     ------------------------------------------------
                         CONSOLIDATED BALANCE SHEETS (CONTINUED)
                         ---------------------------------------

                                                            SEPTEMBER 30,      JUNE 30,
                                                                 1999            1999
                                                             (UNAUDITED)      (AUDITED)
                                                            -------------   -------------
          LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:

Bank overdraft                                              $    744,550    $    375,261
Current maturities of long-term obligations                       52,973         111,252
Accounts payable                                               1,623,725         743,063
Accounts payable - related party                                       -           9,464
Accrued liabilities                                              270,350         206,929
Accrued income and other taxes                                   284,890         311,807
                                                            -------------   -------------
                                TOTAL CURRENT LIABILITIES   $  2,976,488    $  1,757,776
                                                            -------------   -------------

Long-term liabilities:

Notes payable                                                    185,067         941,865
Less: current maturities of long-term obligations                (52,973)       (111,252)
                                                            -------------   -------------
                              TOTAL LONG-TERM LIABILITIES   $    132,094    $    830,613
                                                            -------------   -------------
                                        TOTAL LIABILITIES   $  3,108,582    $  2,588,389

Stockholders' deficit:

Preferred Stock $0.01 par value. Authorized 10,000,000 shares; none issued


Common Stock, $0.01 par value. Authorized 20,000,000
  shares; and 14,798,102 and 8,988,102 shares issued in
  September 30, 1999 and June 30, 1999 respectively              147,982          89,882
Additional paid-in capital                                    24,604,502      23,556,427
Less subscriptions receivable                                          -        (131,788)
Accumulated deficit                                          (24,913,755)    (24,078,967)
Other comprehensive income                                         1,703           5,014
                                                            -------------   -------------
                              TOTAL STOCKHOLDERS' DEFICIT   $   (159,568)   $   (559,432)
                                                            -------------   -------------
              TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT   $  2,949,014    $  2,028,957
                                                            =============   -------------

                EUROTELECOM COMMUNICATIONS INC. AND SUBSIDIARIES
                ------------------------------------------------
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      -------------------------------------


                                                        THREE MONTHS ENDED
                                                            SEPTEMBER 30
                                                   -----------------------------
                                                        1999            1998
                                                   -------------   -------------
                                                    (UNAUDITED)     (UNAUDITED)

Revenues                                           $  1,210,040    $     16,000
Cost of revenues                                      1,049,525               -
                                                   -------------   -------------
                                    GROSS PROFIT   $    160,515    $     16,000
                                                   -------------   -------------

General and administrative expenses                     876,620         169,197
Depreciation                                              9,507           5,586
Amortization of intangible assets                        32,931               -
                                                   -------------   -------------
                                  OPERATING LOSS   $   (758,543)   $   (158,783)
                                                   -------------   -------------

Other Income/(expense):
Investment writedowns                                   (43,964)              -
Interest expense                                        (32,281)        (16,756)
                                                   -------------   -------------
                            LOSS FROM OPERATIONS   $   (834,788)   $   (175,539)
                                                   -------------   -------------

Basic loss per share                                     (0.070)         (0.034)
                                                   -------------   -------------
Weighted average number of common shares - basic     11,882,102       5,217,103
                                                   -------------   -------------

Basic and diluted loss per share are the same due to any effect of warrants outstanding being anti-dilutive.

                EUROTELECOM COMMUNICATIONS INC. AND SUBSIDIARIES
                ------------------------------------------------
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      -------------------------------------


                                                    3 MONTHS        3 MONTHS
                                                    --------        --------
                                                      ENDED           ENDED
                                                      -----           -----
                                                   SEPTEMBER 30,   SEPTEMBER 30,
                                                   -------------   -------------
                                                       1999            1998
                                                       ----            ----
                                                    (UNAUDITED)    (UNAUDITED)
                                                    -----------    -----------
Cashflows from operating activities:
Net loss                                           $   (834,788)   $   (175,539)

ADJUSTMENTS TO RECONCILE NET LOSS TO NET
CASH USED IN OPERATING ACTIVITIES;

Non-cash items:
Depreciation and amortization                            42,438           5,586
Investment Writedown                                     43,964               -
Write-off subscriptions receivable                      131,788               -
Stock issued for services                                     -         117,500
Amortization of unearned compensation                    10,417               -

CHANGES IN CURRENT ASSETS AND LIABILITIES

Receivables                                            (266,333)              -
Inventories                                            (188,938)              -
Other current assets                                    (89,794)        (12,130)
Accrued expenses                                         63,421          19,929
Accounts payable                                        621,198        (245,573)
Other liabilities                                        69,083               -
                                                   -------------   -------------
Net cash used in operating activities              $   (397,544)   $   (290,227)
                                                   =============   =============
CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of fixed assets                               (167,172)              -
Sale of fixed assets                                          -          11,434
                                                   -------------   -------------
Net cash (used in) provided by investing
  activities                                       $   (167,172)   $     11,434
                                                   =============   =============
CASH FLOW FROM FINANCING ACTIVITIES

Proceeds from line of credit                            369,289          10,704
Proceeds from issuance of common stock                  306,175               -
Repayment of debt                                       (96,625)              -
Proceeds from issuance of debt                                -         268,089
                                                   -------------   -------------
Net cash provided by financing activities          $    578,839    $    278,793
                                                   =============   =============
Effect of exchange rate changes on cash                  (3,311)              -
                                                   -------------   -------------
INCREASE IN CASH                                         10,812               -
                                                   =============   =============
Cash and cash equivalents at beginning of period              -               -
                                                   -------------   -------------
Cash and cash equivalents at end of period               10,812               -
                                                   =============   =============
NON-CASH FINANCING AND INVESTING ACTIVITY:

Debt converted to equity                           $    800,000               -
Interest expense                                        (32,281)        (16,756)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
------------------------------------------------
FROM JULY 1, 1999 THROUGH SEPTEMBER 30, 1999.
---------------------------------------------
COMMON STOCK
------------

                                                                                                    ACCUMULATED
                                                                                                    -----------
                                                                                                       OTHER
                                                                                                       -----
                                   SHARES                           PAID IN         ACCUMULATED    COMPREHENSIVE
                                   ------                           -------         -----------    -------------
                                  (NUMBER)         AMOUNT           CAPITAL           DEFICIT         INCOME
                                  --------         ------           -------           -------         ------
Balance at July 1, 1999           8,988,102     $     89,882     $ 23,556,427      $(24,078,967)   $      5,014

Shares issued during 1999:
Loan stock conversion             5,500,000           55,000          745,000                 -               -
Cash                                310,000            3,100          303,075                 -               -

Net loss for period ended
September 30, 1999                        -                -                -          (834,788)              -

Currency translation
differences on foreign
currency net investments                  -                -                -                 -          (3,311)
                                ----------------------------------------------------------------   -------------
                                 14,798,102          147,982       24,604,502       (24,913,755)          1,703
                                ================================================================   =============

The Company has elected to omit substantially all footnotes to the financial statements for the three months ended September 30, 1999 since there have been no material changes (other than indicated in other footnotes) to the information previously reported by the company in their Annual Report filed on Form 10SB for the fiscal year ended June 30, 1999.

NOTE 1 - BASIS OF PREPARATION

The accompanying unaudited consolidated financial statements have been prepared in conformity with generally accepted accounting principles for interim financial information and with the instructions for Form 10-QSB and Item 310 of Regulation S-B. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete consolidated financial statements. In the opinion of management, the statements contain all adjustments (consisting only of normal recurring accruals) necessary to present fairly the financial position as of September 30, 1999, the results of operations for the three months ended September 30, 1999 and 1998 and changes in cash flows for the three months ended September 30, 1999 and 1998. The results of operations for the three months ended September 30, 1999 and 1998 are not necessarily indicative of the results to be expected for the full year.

The June 30, 1999 balance sheet has been derived from the audited consolidated financial statements as of that date. These unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company's Annual Report of Form 10-SB.


NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as going concern. The Company has incurred operating losses for the periods ended June 30, 1999 and September 30, 1999 and in earlier years and is dependent upon financing to continue operations. Management is hopeful that the Company's operations will result in positive cash flow during the year 2000. The Company's management is in discussions with a lender to increase a line of credit. Additional sources of capital to support growth are being investigated. The Company is currently in the process of raising additional capital through a placement of shares on the Alternative Investment Market of the London Stock Exchange. The financial statements do not include any adjustments relating to recoverability and classification of reported asset amounts or the amounts and classification of liabilities that might result from the outcome of the uncertainty.